                                                                  EXHIBIT 10.2

                            BAY COMMERCIAL SERVICES

                         EMPLOYEE STOCK OWNERSHIP PLAN


                 As Amended and Restated as of January 1, 1987

                               TABLE OF CONTENTS

SECTION                                                         PAGE
- -------                                                         ----

 1.  Nature of the Plan . . . . . . . . . . . . . . . . . . . .    1

 2.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .    2

 3.  Eligibility and Participation  . . . . . . . . . . . . . .    7

 4.  Employer Contributions . . . . . . . . . . . . . . . . . .   10

 5.  Investment of Trust Assets . . . . . . . . . . . . . . . .   11

 6.  Allocations to Participants' Accounts  . . . . . . . . . .   14

 7.  Allocation Limitations . . . . . . . . . . . . . . . . . .   19

 8.  Voting Bank Stock  . . . . . . . . . . . . . . . . . . . .   21

 9.  Disclosure to Participants . . . . . . . . . . . . . . . .   21

10.  Vesting and Forfeitures  . . . . . . . . . . . . . . . . .   23

11.  Credited Service and Break in Service  . . . . . . . . . .   26

12.  When Capital Accumulation Will Be Distributed  . . . . . .   28

13.  In-Service Distributions . . . . . . . . . . . . . . . . .   31

14.  How Capital Accumulation Will Be Distributed . . . . . . .   35

15.  No Assignment of Benefits  . . . . . . . . . . . . . . . .   38

16.  Administration . . . . . . . . . . . . . . . . . . . . . .   38

17.  Claims Procedure . . . . . . . . . . . . . . . . . . . . .   43

18.  Limitation on Participants' Rights . . . . . . . . . . . .   44

19.  Future of the Plan . . . . . . . . . . . . . . . . . . . .   45

20.  "Top-Heavy" Contingency Provisions . . . . . . . . . . . .   47

21.  Governing Law  . . . . . . . . . . . . . . . . . . . . . .   49

22.  Execution  . . . . . . . . . . . . . . . . . . . . . . . .   50

                            BAY COMMERCIAL SERVICES

                         EMPLOYEE STOCK OWNERSHIP PLAN


                 As Amended and Restated as of January 1, 1987



Section 1.  Nature of the Plan.

         The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of Bay Commercial Services (the "Bank") and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is intended to do this without any deductions from Participants' paychecks and without requiring them to invest their personal savings. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Bank. Therefore, the Trust established under the Plan is designed to invest primarily in Bank Stock.

         The Plan is also designed to be available as a technique of corporate finance to the Bank. Accordingly, it may be used to accomplish the following objectives:

         (a) To meet general financing requirements of the Bank, including capital growth and transfers in the ownership of Bank Stock;

         (b) To provide Participants with beneficial ownership of Bank Stock, substantially in proportion to their relative Compensation, without requiring any cash outlay, any reduction in pay or other personal investment on the part of Participants; and

         (c) To receive loans (or other extensions of credit) to finance the acquisition of Bank Stock, with such loans to be repaid by Employer Contributions to the Trust and dividends received on such Bank Stock.

         The Plan, originally adopted effective as of January 1, 1981, is hereby amended and restated as of January 1, 1987 (except as otherwise noted below). The Plan is a stock bonus plan under Section 401(a) of the Internal Revenue Code (the "Code"), and an employee stock ownership plan under Section 4975(e)(7) of the Code. For purposes of this restatement, (1) the definition of "Approved Absence" in Section 2 and the fourth sentence in Section 11(b) are effective as of August 5, 1993, and (2) the definition of "Retirement" in
Section 2 and the fourth sentence in Section 8 are effective as of January 1, 1996.

         All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.  Definitions.

         In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account ..................        One of two accounts maintained to record the
                                  interest of a Participant under the Plan.
                                  See Section 6.

Acquisition Loan .........        A loan (or other extension of credit) used by
                                  the Trust to finance the acquisition of Bank
                                  Stock,
                                  which loan may constitute an extension of credit to the Trust from a party in interest
                                  (as defined in ERISA).  See Section 5(b).

Allocation Date ..........        December 31st of each year (the last day of
                                  each Plan Year).

Approved Absence .........        A leave of absence (without pay) for a period
                                  not exceeding one year, granted to an
                                  Employee by the Bank under its established leave policy, including any unpaid leave covered under the Family and Medical Leave
                                  Act of 1993.  See Section 3(c).

Bank .....................        Either the Holding Company or Bay Bank of
                                  Commerce (a wholly-owned subsidiary of the Holding Company).

Bank Stock ...............        Shares of voting common stock issued by the
                                  Holding Company, which shares constitute
                                  "employer securities" under Section 409(l) of the Code.

Bank Stock Account .......        The Account which reflects each Participant's
                                  interest in Bank  Stock held under the Plan.
                                  See Section 6.

Beneficiary ..............        The person (or persons) entitled to receive
                                  any benefit under the Plan in the event of a Participant's death. See Section 14(b).

Board of Directors .......        The Board of Directors of the Holding
                                  Company.

Break in Service .........        A period of time commencing with the date on
                                  which an Employee's Service terminates and ending on the date he resumes Service. See
                                  Section 11(b).

Capital Accumulation .....        A Participant's vested, nonforfeitable
                                  interest in his Accounts under the Plan.
                                  Each Participant's Capital Accumulation shall be determined in accordance with the provisions of Section 10 and dis-tributed as provided in Sections 12, 13 and 14.

Code .....................        The Internal Revenue Code of 1986, as
                                  amended.

Committee ................        The Administrative Committee appointed by the
                                  Board of Directors to administer the Plan.
                                  See Section 16.

Compensation .............        The total wages and other compensation paid
                                  to an Employee by the Bank during the Plan
                                  Year and reportable on the Employee's Wage and Tax Statement (Form W-2), plus any
                                  "Elective Deferrals" made by him to the
                                  401(k) Plan for the Plan Year.  For Plan
                                  Years beginning before January 1, 1993,
                                  Compensation shall not include a
                                  Participant's commissions in excess of
                                  $36,000 per year. For Plan Years beginning on and after January 1, 1993, the Compensation of a Participant who is a Highly
                                  Compensated Employee shall not include
                                  commissions in excess of the Compensation limit for the Plan Year determined under paragraph (3) of the definition of "Highly
                                  Compensated Employee" in this Section 2. For any Plan Year beginning after 1988 and before 1994, any amount in excess of $200,000 shall be excluded, and for any Plan Year beginning after 1993, any amount in excess of $150,000 shall be excluded (and each dollar amount shall be adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code). For purposes of applying these $200,000 and $150,000 limitations, the
                                  Compensation of a 5% owner or of a Highly
                                  Compensated Employee who is one of the ten most highly compensated Highly Compensated
                                  Employees shall be aggregated with the
                                  Compensation of his spouse and his lineal descendants who are under age 19.

Credited Service .........        The elapsed period of an Employee's Service.
                                  See Section 11.

Disability ...............        A physical or mental condition which renders
                                  an Employee incapable of performing the work for which he was employed or similar work, as determined by the Committee on the basis of a certificate from a qualified physician approved by the Committee.

Employee .................        Any common-law employee of the Bank.  A
                                  leased employee, as described in Section
                                  414(n) of the Code, is not an Employee for purposes of this Plan.

Employer Contributions ...        Payments made to the Trust by the Bank.  See
                                  Section 4.

ERISA ....................        The Employee Retirement Income Security Act
                                  of 1974, as amended.

Fair Market Value ........        The fair market value of Bank Stock, as
                                  determined by the Committee by reference to either (1) the price of Bank Stock prevailing on a national securities exchange which is registered under Section 6 of the Securities
                                  Exchange Act of 1934, or (2) if Bank Stock is not traded on such a national securities exchange, the price of Bank Stock as established by the current bid and asked prices quoted by persons independent of the Bank and of any party in interest (as defined in ERISA).

Financed Shares ..........        Shares of Bank Stock acquired by the Trust
                                  with the proceeds of an Acquisition Loan.

Forfeiture ...............        Any portion of a Participant's Accounts which
                                  does not become a part of his Capital
                                  Accumulation and which is forfeited under
                                  Section 10(b).

401(k) Plan ..............        The Bay Commercial Service 401(k) Savings
                                  Plan, a profit sharing plan qualified under
                                  Section 401(a) of
                                  the Code that includes a "cash or deferred arrangement" under Section 401(k) of the Code.

Highly Compensated
Employee .................        An Employee who (1) is a 5% owner of the
                                  Holding Company, (2) has Compensation in excess of $75,000, (3) has Compensation in excess of $50,000 and is in the top-paid 20% group of Employees, or (4) is an officer of the Bank and has Compensation in excess of 50% of the dollar amount in effect under
                                  Section 415(b)(1)(A) of the Code for the Plan
                                  Year, as determined in accordance with
                                  Section 414(q) of the Code.  The $75,000 and
                                  $50,000 amounts shall be adjusted after 1987 for increases in the cost of living pursuant to Section 414(q)(1) of the Code.

Holding Company ..........        Bay Commercial Services, a California bank
                                  holding company.

Hour of Service ..........        Each hour of Service for which an Employee is
                                  credited under the Plan, as described in
                                  Section 3(e).

Other Investments
Account ..................        The Account which reflects each Participant's
                                  interest under the Plan attributable to Trust
                                  Assets other than Bank Stock.  See Section 6.

Participant ..............        Any Employee or former Employee who has met
                                  the applicable eligibility requirements of
                                  Section 3(a) and who has not yet received a complete distribution of his Capital
                                  Accumulation.

Plan .....................        The Bay Commercial Services Employee Stock
                                  Ownership Plan, which includes this Plan and the Trust Agreement.

Plan Year ................        The 12-month period ending on each Allocation
                                  Date (and coinciding with each calendar year, which is the taxable year of the Bank).

Retirement ...............        Termination of Service upon attaining the
                                  earlier of (1) age 55 and completing at least seven years of Credited Service, or (2) age
                                  65.

Service ..................        Employment with the Bank.

Statutory Compensation ...        The total wages and other compensation paid
                                  to an Employee by the Bank during the Plan
                                  Year and reportable on the Employee's Wage and Tax Statement (Form W-2).

Statutory Dollar Amount ..        For any Plan Year, $30,000, as may be
                                  increased pursuant to Section 415(c)(1)(A) of the Code.

Trust ....................        The Bay Commercial Services Employee Stock
                                  Ownership Trust maintained pursuant to the Trust Agreement entered into between the Bank and the Trustee.

Trust Agreement ..........        The Agreement between the Bank and the
                                  Trustee specifying the duties of the Trustee.

Trust Assets .............        The Bank Stock (and other assets) held in the
                                  Trust for the benefit of Participants.  See
                                  Section 5.

Trustee ...................       The Trustee (and any successor Trustee)
                                  appointed by the Board of Directors to hold the Trust Assets.

Section 3.  Eligibility and Participation.

         (a) In General - Effective January 1, 1992, each Employee who is not a Participant in the Plan shall become a Participant on the January 1st, April 1st, July 1st or October 1st coinciding with or next following the date on which he attains age 21 and completes one full year of Service (in which he is credited with at least 1000 Hours of Service). For this purpose, the eligibility computation period for determining the one year of Service shall initially be the period of 12 consecutive months beginning on the Employee's initial date of Service and thereafter shall be each Plan Year beginning after his initial date of Service.

         (b) Transitional Rule - Each Employee who was a Participant in the Plan on January 1, 1987, shall continue as a Participant as of that date. Each other Employee shall become a Participant in the Plan on the December 31st next following his initial date of Service, if he has attained age 21 and completed at least 500 Hours of Service and if he was employed by the Bank prior to October 1st of that Plan Year. An Employee who fails to satisfy these requirements by the December 31st next following his initial date of Service shall become a Participant in the Plan on the date he attains age 21 and completes one full year of Service (in which he is credited with at least 500 Hours of Service), provided that he satisfies those requirements before January 1, 1992.


         (c) A Participant is entitled to share in the allocation of Employer Contributions and Forfeitures under Section 6(a) for each Plan Year in which he is credited with at least 500 Hours of Service and in which he is an Employee (or on Approved Absence) on the Allocation Date. A Participant shall also share in the allocation of Employer Contributions and Forfeitures for the Plan Year of his Retirement, Disability or death.

         (d) A former Participant who is reemployed by the Bank shall become a Participant as of the date of his reemployment. An Employee who is on an Approved Absence shall not become a

Participant until the end of his Approved Absence, but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence.

         (e) Hours of Service - For purposes of determining the Hours of Service to be credited to an Employee under the Plan, the following rules shall be applied:

                 (1) Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service are to be credited for a single continuous period during which an Employee does not perform any duties.

                 (2) The crediting of Hours of Service shall be determined in accordance with the rules set forth in Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job category.

                 (3) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

                 (4) An Employee compensated on an hourly basis shall be credited for each Hour of Service as described above. Unless records of actual Hours of Service are maintained, a salaried Employee who completes at least one Hour of Service during a semi-monthly payroll period shall be credited with 95 Hours of Service for each such period of Service.

Section 4.  Employer Contributions.

         (a) Employer Contributions shall be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined by the Board of Directors; provided, however, that Employer Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant's Accounts by reason of the allocation limitation described in Section 7(a) or in amounts which are not deductible under Section 404(a) of the Code.

         (b) Employer Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing the Holding Company's Federal income tax return for that Plan Year. Employer Contributions may be paid in cash and/or in shares of Bank Stock, as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Employer Contributions may be paid as provided in Section 5(c) with notice to the Committee and the Trustee. The amount of any Employer Contributions that are paid in the form of shares of Company Stock shall be based upon Fair Market Value as of the date such shares are issued to the Trust.

         (c) Any Employer Contributions which are not deductible under Section 404(a) of the Code shall be returned to the Bank by the Trustee (upon the direction of the Bank) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions shall be returned to the Bank by the Trustee (upon the direction of the Bank) within one year after the payment to the Trust.

         (d) No Participant shall be required or permitted to make contributions to the Trust.

Section 5.  Investment of Trust Assets.

         (a) In General - Trust Assets will be invested by the Trustee primarily (or exclusively) in Bank Stock in accordance with directions from the Committee. Employer Contributions (and other Trust Assets) may be used to acquire shares of Bank Stock from any Bank shareholder (through open-market purchases or privately-negotiated transactions) or from the Bank. All purchases of Bank Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed Fair Market Value as of the date of the purchase. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Bank Stock. The Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash.

         (b) Acquisition Loans - With the approval of the Board of Directors, the Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Bank

Stock (Financed Shares) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Bank Stock shall be treated as an Acquisition Loan, and all indebtedness incurred to acquire Bank Stock in a single transaction shall be treated as one Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced), so long as such pledge does not violate applicable Federal or state laws. No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Bank Stock Accounts under Section 6. If the lender is a party in interest (as defined in ERISA), any pledge of Financed Shares must also provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

         (c) Acquisition Loan Payments - Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Con-tributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Bank is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Bank is not the lender with respect to an Acquisition Loan, the Bank may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

         (d) Sales of Bank Stock - Subject to the approval of the Board of Directors, the Committee may direct the Trustee to sell shares of Bank Stock to any person (including the Bank), provided that any such sale must be made at a price not less than Fair Market Value as of the date of the sale; provided, further, that any such sale shall comply with all applicable Federal and state securities laws. Notwithstanding the provisions of Section 5(c), the Committee may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Bank or the termination of the

Plan or if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee may direct the Trustee either to sell (with the approval of the Board of Directors) any Financed Shares that have not yet been allocated to Participants' Bank Stock Accounts or to obtain a new Acquisition Loan in an amount sufficient to make such payments. Any decision by the Committee to direct the Trustee to sell Bank Stock under this Section 5(d) must comply with the fiduciary duties applicable under Section 404(a)(1) of ERISA.

Section 6.  Allocations to Participants' Accounts.

         A Bank Stock Account and an Other Investments Account shall be maintained to reflect the interest of each Participant under the Plan.

         Bank Stock Account - The Bank Stock Account maintained for each Participant will be credited annually with his allocable share of Bank Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as an Employer Contribution, with any Forfeitures from Bank Stock Accounts and with any stock dividends on Bank Stock allocated to his Bank Stock Account.

         Other Investments Account - The Other Investments Account maintained for each Participant will be credited annually with his allocable share of Employer Contributions that are not in the form of Bank Stock, with any Forfeitures from Other Investments Accounts, with any cash dividends on Bank Stock allocated to his Bank Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Such Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Bank Stock or for the payment of any principal and/or interest on an Acquisition Loan.

         The allocations to Participants' Accounts for each Plan Year will be made as follows:

         (a) Employer Contributions and Forfeitures - Employer Contributions under Section 4(a) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(c) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitations described in Section 7.

         (b) Financed Shares - Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the Bank Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Bank Stock Accounts for each Plan Year shall be determined by the Committee (as of each Allocation Date) as follows:

                 (1) Principal/Interest Method - The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

                 (2) Principal Only Method - The Committee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

         In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 6(b) shall be allocated among the Bank Stock Accounts of Participants in the manner determined by the Committee based upon the source of funds (Employer Contributions, earnings attributable to such Employer Contributions and cash dividends on Financed Shares allocated to Participants' Bank Stock Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. If cash dividends on Financed Shares allocated to a Participant's Bank Stock Account are used to make payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant's Bank Stock Account.

         (c) Net Income (or Loss) of the Trust - The net income (or loss) of the Trust for each Plan Year will be determined as of the Allocation Date. Prior to the allocation of Employer Contributions and Forfeitures for the Plan Year, each Participant's share of any net income (or loss) will be allocated to his Other Investments Account in the ratio that the balance of his Other Investments Account on the preceding Allocation Date (reduced by any distribution of Capital Accumulation from such Account during the Plan Year) bears to the sum of such Account balances for all

Participants as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Bank Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on allocated Bank Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

         (d) Dividends on Bank Stock - Any cash dividends received on shares of Bank Stock allocated to Participants' Bank Stock Accounts will be allocated to the respective Other Investments Accounts of such Participants. Any cash dividends received on unallocated shares of Bank Stock (including any Financed Shares credited to the Loan Suspense Account) shall be included in the computation of net income (or loss) of the Trust. Any stock dividends received on Bank Stock shall be credited to the Accounts (including the Loan Suspense Account) to which such Bank Stock was allocated. Any cash dividends which are currently distributed to Participants (or their Beneficiaries) under Section 13(a) shall not be credited to their Other Investments Accounts.

         (e) Accounting for Allocations - The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 6. The Committee shall maintain adequate records of the aggregate cost basis of Bank Stock allocated to each Participant's Bank Stock Account. The Committee shall also keep separate records of the Financed Shares acquired with the proceeds of each Acquisition Loan and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay that Acquisition Loan. From time to time, the Committee may modify its accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.  Allocation Limitations.

         (a) Limitation on Annual Additions - The Annual Additions for each Plan Year with respect to any Participant may not exceed the lesser of:

                 (1)      25% of his Statutory Compensation; or

                 (2)      the Statutory Dollar Amount.

For this purpose, "Annual Additions" shall be the total of the Employer Contributions and Forfeitures (including any income attributable to Forfeitures) allocated to the Accounts of a Participant for the Plan Year, except as provided in Section 7(b), plus any Elective deferrals, any Matching Contributions, Nonelective Contributions and Qualified Nonelective Contributions made on his behalf for the Plan Year to the 401(k)

Plan. In determining such Annual Additions, Forfeitures of Bank Stock shall be included at the Fair Market Value as of the Allocation Date.

         If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of this limitation would exceed the amount set forth in this limitation, his allocation under this Plan shall be reduced prior to any reduction under the 401(k) Plan. Any Forfeitures which can be allocated to no Participant's Accounts by reason of this limitation shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(a) for the next succeeding Plan Year (prior to the allocation of Employer Contributions for such succeeding Plan Year).

         (b) Special Acquisition Loan Rules - Any Employer Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Holding Company's Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under
Section 7(a); provided, however, that the provisions of this Section 7(b) shall be applicable for any Plan Year only if not more than one-third of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees; and the Committee shall reallocate such Employer Contributions to the extent it deems it to be appropriate to satisfy this special rule.

         Annual Additions shall not include any allocation attributable to any proceeds from the sale of Financed Shares by the Trust or to appreciation (realized or unrealized) in the Fair Market Value of Bank Stock.



Section 8.  Voting Bank Stock.

         All shares of Bank Stock held by the Trust shall be voted by the Trustee only in accordance with the provisions of this Section 8. Each Participant (or Beneficiary) will be entitled to give confidential instructions to the Trustee as to the manner in which shares of Bank Stock then allocated to his Bank Stock Account on the record date will be voted on all matters presented for a vote of Bank shareholders. Each Participant (or Beneficiary) who is entitled to direct the Trustee as to the manner in which shares of Bank Stock will be voted shall be provided with the proxy statement and other materials provided to Bank shareholders in connection with each shareholder meeting, together with a form upon which confidential voting instructions may be given to the Trustee. A Participant (or Beneficiary) who does not give instructions to the Trustee shall be treated as having directed the Trustee to vote the shares of Bank Stock allocated to his Bank Stock Account. The Trustee shall vote the shares of Bank Stock not then allocated to Participants' Bank Stock Accounts and the shares of Bank Stock for which no instructions are received only in the manner directed by the Committee.

Section 9.  Disclosure to Participants.

         (a) Summary Plan Description - Each Participant shall be furnished with a summary plan description of the Plan required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

         (b) Summary Annual Report - Within nine months after each Allocation Date, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the Department of Labor.

         (c) Annual Statement - Following each Allocation Date, each Participant shall be furnished with a statement reflecting the following information:

              (1) The balances (if any) in his Accounts as of the beginning of the Plan Year.

              (2) The amount of Employer Contributions and Forfeitures allocated to his Accounts for that Plan Year.

              (3) The adjustments to his Accounts to reflect his share of dividends (if any) on Bank Stock and any net income (or loss) of the Trust for that Plan Year.

              (4) The new balances in his Accounts, including the number of shares of Bank Stock allocated to his Bank Stock Account.

              (5) His number of years of Credited Service and his vested percentage in his Account balances (under Sections 10 and 11) as of that Allocation Date.

         (d) Additional Disclosure - The Bank shall make available for examination by any Participant copies of the Plan, the

Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Bank shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

Section 10.  Vesting and Forfeitures.

         (a)  Vesting -

              (1) A Participant's interest in his Accounts shall become 100% vested and nonforfeitable without regard to his Credited Service if he (A) is employed by the Bank on or after the later of his 65th birthday or the tenth anniversary of the date he became a Participant (if he is not credited with at least one Hour of Service after December 31, 1987), (B) is employed by the Bank on or after the later of his 65th birthday or the fifth anniversary of the date he became a Participant (if he is credited with at least one Hour of Service after December 31, 1987), (C) incurs a Disability while employed by the Bank, or
(D) dies while employed by the Bank.

              (2) Except as otherwise provided in Section 10(a)(1), the interest of each Participant in his Accounts shall become vested and nonforfeitable in accordance with the following schedule:

                 Credited Service                           Nonforfeitable
                 Under Section 11                             Percentage
                 ----------------                           --------------

                 Less than Three Years                                0%
                 Three Years                                         40%
                 Four Years                                          55%
                 Five Years                                          70%
                 Six Years                                           85%
                 Seven Years or More                                100%

         (b) Forfeitures - Any portion of the final balances in a Participant's Accounts which is not vested (and does not become part of his Capital Accumulation) will become a Forfeiture upon occurrence of a one-year Break in Service. Forfeitures shall first be charged against a Participant's Other Investments Account, with any balance charged against his Bank Stock Account (at Fair Market Value). Financed Shares shall be forfeited only after other shares of Bank Stock have been forfeited. All Forfeitures will be reallocated to the Accounts of remaining Participants, as provided in Section 6(a), as of the Allocation Date of the Plan Year in which a one-year Break in Service occurs.

         (c) Restoration of Forfeited Amounts - If a Participant who did not incur a one-year Break in Service prior to January 1, 1985, is reemployed prior to the occurrence of a five-year Break in Service, the portion of his Accounts (attributable to the prior period of Service) that was forfeited upon the occurrence of a one-year Break in Service shall be restored as if there had been no Forfeiture. Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment (prior to allocation under Section 6(a)). To the extent such Forfeitures are not sufficient, the Bank shall make a special contribution to the Participant's restored Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 7(a).

         (d) Vesting Upon Reemployment - If a Participant who is not 100% vested and who did not incur a one-year Break in Service prior to January 1, 1985, receives a distribution of his Capital Accumulation prior to the occurrence of a five-year Break in Service and he is reemployed prior to the occurrence of such a Break in Service, the portion of his Accounts which was not vested (including any restored Accounts) shall be maintained separately until he becomes 100% vested. His vested and nonforfeitable percentage in such separate Accounts upon his subsequent termination of Service shall be equal to:

                                       X-Y
                                     ------
                                     100%-Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

Section 11.  Credited Service and Break in Service.

         (a) Credited Service - An Employee's Credited Service shall include each period of his Service, computed (in full years and days) from the date his Service begins (the date he was first credited with an Hour of Service) until the date on which his Service terminates (the date he is last credited with an Hour of Service); provided, however, that for Service prior to January 1, 1989, an Employee must be credited with at least 500 Hours of Service during each full 12-month period of Service. For purposes of this Section 11(a), a Break in Service that does not exceed one year and the period of an Approved Absence shall be included in an Employee's Credited Service.

         (b) Break in Service - A one-year Break in Service shall occur one year after the date of an Employee's termination of Service. A five-year Break in Service shall occur five years after the date of an Employee's termination of Service. A Break in Service shall end in the event of an Employee's reemployment. For purposes of determining the period of an Employee's Break in Service, the period of a maternity/paternity absence not exceeding one year, described in Section 411(a)(6)(E)(i) of the Code, beginning after December 31, 1984, or effective August 5, 1993, any unpaid leave covered under the Family and Medical Leave Act of 1993, shall not be treated as a Break in Service.

         (c) Reemployment - If a former Employee is reemployed after a one-year Break in Service, the following special rules shall apply in determining his Credited Service:

              (1) New Accounts will be established to reflect his interest in the Plan attributable to Service after the Break in Service.

              (2) If he is reemployed after the occurrence of a five-consecutive-year Break in Service (or if he incurred a one-year Break in Service prior to January 1, 1985), Credited Service after the Break in Service will not increase his vested interest in his Accounts attributable to Service prior to the Break in Service.

              (3) After he completes one year of Credited Service following reemployment, his Credited Service with respect to his new Accounts will include his Credited Service accumulated prior to the Break in Service.

              (4) In the case of an Employee who incurred a one-year Break in Service prior to January 1, 1985, Service prior to the Break in Service shall not be included in determining his Credited Service if the elapsed period of his absence from Service as of December 31, 1984, equalled or exceeded the Credited Service accumulated prior to the Break in Service.

              (5) In the case of an Employee who did not incur a one-year Break in Service prior to January 1, 1985 (or who incurred a one-year Break in Service prior to January 1, 1985, but the elapsed period of his absence from Service as of December 31, 1984, was less than his Credited Service accumulated prior to the Break in Service), who is reemployed after a five-consecutive-year Break in Service and has not attained a vested interest under the Plan, Service prior to the Break in Service shall not be included in determining his Credited Service.

Section 12.  When Capital Accumulation Will Be Distributed.

         (a) Except as otherwise provided in Sections 12(c) and 13, a Participant's Capital Accumulation will be distributed following his termination of Service, but only at the time and in the manner determined by the Committee. If the value of a Participant's Capital Accumulation at the time a distribution would otherwise commence under this Section 12 exceeds $3,500, no portion of his Capital Accumulation may be distributed to him before he attains age 62 without his written consent.

         (b) In the event of a Participant's Retirement, Disability or death, distribution of his Capital Accumulation attributable to shares of Bank Stock acquired by the Trust after December 31, 1986, shall commence prior to the Allocation Date of the Plan Year following the Plan Year in which his Retirement, Disability or death occurs. If a Participant's Service terminates for any other reason, distribution of his Capital Accumulation may be deferred until after he attains age 55; provided, however, that distribution of any portion of his Capital Accumulation attributable to shares of Bank Stock acquired by the Trust after December 31, 1986, shall commence prior to the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates (unless he is reemployed by the Bank). For purposes of this
Section 12(b) and except as otherwise provided in Sec-tion 12(c), if a Participant's Capital Accumulation includes Financed Shares, the Committee may elect to defer the distribution of that portion of his Capital Accumulation attributable to such Financed Shares until the Plan Year following the Plan Year in which the Acquisition Loan (incurred to acquire such Financed Shares) has been fully repaid. For this purpose, all indebtedness incurred to acquire Bank Stock in a single transaction shall be treated as one Acquisition Loan.

         The following alternative modes of distribution may be selected by the Committee (after considering the available liquid assets of the Bank and the Trust):

                 (1) Distribution of a Participant's Capital Accumulation in a single lump sum; or

                 (2) Distribution of a Participant's Capital Accumulation in substantially equal, annual installments. If the portion of a Participant's Capital Accumulation that is not attributable to shares of Bank Stock acquired by the Trust after December 31, 1986, is distributed in installments, the period over which installments may be distributed may not exceed ten years. If the portion of a Participant's Capital Accumulation attributable to shares of Bank Stock acquired by the Trust after December 31, 1986, is distributed in installments, the period over which installments may be distributed may not exceed five years (provided that the period over which installments may be distributed may be extended an additional year (up to an additional five years) for each $100,000 or fraction thereof by which his Capital Accumulation exceeds $500,000 (as adjusted after 1987 for increases in the cost of living pursuant to Section 409(o)(2) of the Code)); or

                 (3)      Any combination of the foregoing.

         (c) Unless the Committee permits Participants to elect to defer the distribution of their Capital Accumulations, distribution of a Participant's Capital Accumulation shall commence not later than 60 days after the Allocation Date coinciding with or next following the latest of (1) his 65th birthday, (2) the tenth anniversary of the date he became a Participant, or (3) his termination of Service. A Participant who terminates Service after completing at least seven years of Credited Service shall be entitled (upon his request) to have the distribution of his Capital Accumulation commence upon his attaining age 55. The distribution of the Capital Accumulation of any Participant who attains age 70-1/2 in a Plan Year must commence not later than April 1st of the next Plan Year (even if he has elected to defer distribution or has not terminated Service) and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2; provided, however, that for Plan Years prior to 1989, such distribution need be made only if the Participant is a "5% owner" of Bank Stock (as defined in Section 416(i)(1)(B)(i) of the Code). If the amount of a Participant's Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

         (d) If any part of a Participant's Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in Section 6. However, except as otherwise provided in Section 3(b), such Accounts shall not be credited with any additional Employer Contributions and Forfeitures. If a Participant whose Capital Accumulation exceeds $3,500 fails to consent to a distribution before he attains age 62, or if a Participant cannot be located, his entire Capital Accumulation may be segregated and invested in assets other than Bank Stock (as determined by the Committee).

Section 13.  In-Service Distributions.

         (a) Cash Dividends - If so determined by the Board of Directors, any cash dividends payable on Bank Stock allocated to the Bank Stock Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the Trustee to such Participants (or their Beneficiaries) on a nondiscriminatory basis, or the Bank may pay such dividends directly to the Participants (or Beneficiaries). Such distribution (if any) of cash dividends may be limited to Participants who are still Employees, may be limited to dividends on shares of Bank Stock which are then vested or may be applicable to cash dividends on all shares allocated to Participants' Bank Stock Accounts.

         (b) Diversification - A Participant who has attained age 55 and completed at least ten Years of Participation in the Plan shall be notified of his right to elect to "diversify" a portion of the balance in his Bank Stock Account attributable to shares of Bank Stock acquired by the Trust after December 31, 1986 ("Post-1986 Shares"), as provided in Section 401(a)(28)(B) of the Code. An election to "diversify" must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this Section 13(b), "Years of Participation" includes only those Plan Years in which the Participant is entitled to receive an allocation of Employer Contributions or Forfeitures under Section 3(c), and the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

         For each of the first five Plan Years in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 25% of the number of Post-1986 Shares allocated to his Bank Stock Account since the inception of the Plan, less all shares with respect to which an election under this Section 13(b) was previously made. In the case of the sixth Plan Year in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 50% of the number of Post-1986 Shares allocated to his Bank Stock Account since the inception of the Plan, less all shares with respect to which an election under this Section 13(b) was previously made. No "diversification" election shall be permitted if the balance of

Post-1986 Shares in a Participant's Bank Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance of Post-1986 Shares in his Bank Stock Account as of a subsequent Allocation Date in the Election Period exceeds $500.

         "Diversification" will be effected by transferring to the 401(k) Plan in cash that portion of the Participant's Bank Stock Account with respect to which a "diversification" election is made. Any transfer to the 401(k) Plan under this Section 13(b) shall occur no earlier than 30 days after any necessary forms with respect to such transfer have been filed with the Internal Revenue Service, but not later than 90 days after the 90-day period in which the election may be made. Any "diversification" election pursuant to this Section 13(b) shall be deemed to be made first with respect to shares of Bank Stock that have been allocated to the electing Participant's Bank Stock Account for more than six months.

         (c) The Committee may, upon its approval of a request by the Participant demonstrating financial need, direct the Trustee to permit a withdrawal of all or any part of his Capital Accumulation. Such a withdrawal shall be available only if necessary in light of immediate and heavy financial needs of the Participant, as determined by the Committee in accordance with nondiscriminatory standards substantially similar to those prescribed under
Section 1.401(k)-1(d)(2) of the regulations under the Code. A hardship withdrawal cannot exceed the amount necessary to meet such financial needs. For this purpose, immediate and heavy financial needs shall include only funds to be used for the following:

                 (1) Payment of medical expenses described in Section 213(d) of the Code previously incurred by or necessary to obtain care for the Participant, his spouse or his dependents;

                 (2) Payment of tuition and related educational fees for the next 12 months of post-secondary education of the Participant, his spouse, his children or his dependents;

                 (3) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or

                 (4) For prevention of eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

         In determining the amount which is necessary to meet such financial needs of the Participant, the Committee shall make the following findings:

                 (1) The distribution requested by the Participant is not in excess of the amount of the immediate and heavy financial need of the Participant;

                 (2) The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available under this Plan and all other qualified plans of the Bank and has obtained all hardship distributions available under the 401(k) Plan; and

                 (3)      The Participant will receive no allocations under
                          Section 6(a) during the 12-month period commencing upon his receipt of a hardship withdrawal.

Section 14.  How Capital Accumulation Will Be Distributed.

         (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's Capital Accumulation will be made in shares of Bank Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of Bank Stock (with only the value of any fractional share paid in cash).

         (b) Distribution of a Participant's Capital Accumulation will be made to the Participant if living, and if not, to his Beneficiary. In the event of a Participant's death, his Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the notarized written consent of his spouse, if any, acknowledging the effect of the consent) may designate a different Beneficiary or Beneficiaries from time to time by filing a written designation with the Committee. A deceased Participant's entire Capital Accumulation shall be distributed to his Beneficiary within five years after his death, except to the extent that distribution has previously commenced in accordance with Section 12(b)(2).

         (c) The Bank shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust (other than any dividend distributions under Section 13(a)). If the Committee so elects for a Plan Year, distributions to Participants may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the regulations under the Code is given; provided that no such distribution to a Participant shall be made unless
(1) the Participant is informed that he has the right for a period of at least 30 days after receiving the notice to consider whether or not to consent to a distribution (or a particular distribution option), and (2) the Participant affirmatively elects to receive a distribution after receiving the notice.

         (d) If a distribution of a Participant's Capital Accumulation occurs after December 31, 1992, and is neither one of a series of annual installments over a period of ten years (or more) nor the minimum amount required to be distributed pursuant to the third sentence of Section 12(c) (an "eligible rollover distribution"), the Committee shall notify the Participant (or any spouse or former spouse who is his alternate payee under a "qualified domestic relations order") (as defined in Section 414(p) of the Code)) of his right to elect to have the "eligible rollover distribution" paid directly to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code) that is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code or a qualified annuity plan described in Section 403(a) of the Code that accepts "eligible rollover distributions." If such an "eligible rollover distribution" is to be made to the Participant's surviving spouse, the Committee shall notify the surviving spouse of his right to elect to have the distribution paid directly to an "eligible retirement plan" that is either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code. Any election under this Section 14(d) shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Committee in order to comply with
Section 401(a)(31) of the Code.

         (e) Shares of Bank Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Bank may reasonably require in order to assure compliance with applicable Federal and state securities laws. Shares of Bank Stock distributed by the Trustee shall be readily tradable on an established securities market. No shares of Bank Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 14(e) shall continue to be applicable to Bank Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

Section 15.  No Assignment of Benefits.

         A Participant's Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code).

Section 16.  Administration.

         (a) Administrative Committee - The Plan will be administered by an Administrative Committee composed of three or more individuals who shall serve without compensation. At a minimum, three members of the Committee shall include the Chairman of the Board of Directors of Bay Bank of Commerce, the President of Bay Bank of Commerce and one full-time Employee (who is not an offi-cer of the Bank) to be elected annually by the Participants. Any additional members may be appointed by the Board of Directors of Bay Bank of Commerce, to serve at its pleasure. The members of the Committee shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. Except as described above, members of the Committee need not be Employees or Participants. Any Committee member may resign by giving notice, in writing, to the Board of Directors of Bay Bank of Commerce.

         (b) Committee Action - Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. Minutes of each Committee meeting shall be kept. A Committee member who is a Participant shall not vote on any question relating specifically to himself.

         The Committee shall choose from its members a Chairman and a Secretary. The Chairman or the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee. The Secretary shall keep a record of the Committee's proceedings and of all dates, records and documents pertaining to the administration of the Plan.

         (c) Powers and Duties of the Committee - The Committee shall have all powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:

              (1) resolving all questions relating to the eligibility of Employees to become Participants;

              (2) determining the appropriate allocations to Participants' Accounts pursuant to Section 6;

              (3) determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

              (4) authorizing and directing all disbursements of Trust Assets by the Trustee;

              (5) establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

              (6) engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

              (7) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

              (8) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

              (9) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and Trust Agreement; and

              (10) executing agreements and other documents on behalf of the Plan and Trust.

         The Committee shall be responsible for directing the Trustee as to the investment of Trust Assets. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than Bank Stock. The Committee shall establish a funding policy and method for directing the Trustee to acquire Bank Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

         The Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Committee under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis. The Committee shall have sole and exclusive discretionary authority to construe and interpret the terms of the Plan and Trust. All decisions and interpretations of the Trustees under this
Section 16 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

         (d) Expenses - All reasonable expenses of administering the Plan and Trust (including Trustee's fees) shall be charged to and paid out of the Trust Assets. The Bank may, however, pay all or any portion of such expenses directly, and payment of expenses by the Bank shall not be deemed to be Employer Contributions.

         (e) Information to be Submitted to the Committee - To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

         (f) Delegation of Fiduciary Responsibility - The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated except as provided in Section 16(c). Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

         (g)  Bonding, Insurance and Indemnity - To the extent required under
Section 412 of ERISA, the Bank shall secure fidelity bonding for the fiduciaries of the Plan.

         The Bank (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. The Bank hereby indemnifies each member of the Committee (to the extent permitted by law) against any personal liability or expense resulting from his service on the Committee, except such liability or expense as may result from his own willful misconduct.

         (h) Notices, Statements and Reports - Bay Bank of Commerce shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee shall assist the Bank, as requested, in complying with such reporting and disclosure requirements. The Committee shall be the designated agent of the Plan for the service of legal process.

Section 17.  Claims Procedure.

         A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee. The claim for benefits must be in writing and addressed to the Committee or to Bay Bank of Commerce. If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

         Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Committee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not later than 120 days after receipt of a request for review. All decisions and interpretations of the Committee under this Section 17 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

Section 18.  Limitation on Participants' Rights.

         A Participant's Capital Accumulation will be based solely upon his vested interest in his Accounts and will be paid only from the Trust Assets. The Bank, the Committee or the Trustee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

         The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between the Bank and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of the Bank or to interfere with the right of the Bank to discharge, with or without cause, any Employee at any time.

Section 19.  Future of the Plan.

         The Holding Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors; provided, however, that the provisions of the Plan relating to the allocation of Bank Stock to the Accounts of Participants may not be amended more often than once every six months (other than as may be required to comply with changes in the Code, ERISA or the rules thereunder). Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

         The Holding Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

         If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Section 401(a) of the Code, the Accounts of only those Participants who are Employees on the effective date of the termination will become nonforfeitable as of that date. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose. The Capital Accumulations of those Participants whose Service terminated prior to the effective date of Plan termination will continue to be determined pursuant to Section 10(a); and, to the extent that such Participants are not vested, the nonvested balances in their Accounts will become Forfeitures to be reallocated as of the effective date of Plan termination (even if they have not incurred a one-year Break in Service).

         After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed. Capital Accumulations may be distributed following termination of the Plan or distributions may be deferred as provided in Section 12, as the Holding Company shall determine. In the event that Bank Stock is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations will be distributed in cash.

         In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

Section 20.  "Top-Heavy" Contingency Provisions.

         (a) The provisions of this Section 20 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

         (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year by considering the Plan together with the 401(k) Plan. The Plan (and the 401(k) Plan) shall be "top-heavy" only if the total account balances under the Plan and the 401(k) Plan of "key employees" as of the determination date exceeds 60% of the total account balances of all Participants. For such purpose, account balances shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees" shall be certain Participants (who are officers or shareholders of the Bank) and Beneficiaries described in Section 416(i)(1) or (5) of the Code.

         (c) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the Allocation Date (and who is not a "key employee") shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

              (1)      3% of his Statutory Compensation; or

              (2) the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year. For this purpose, the allocation to a "key employee" shall include any Elective deferrals made by him for the Plan Year under the 401(k) Plan.

         (d) For any Plan Year in which the Plan is "top-heavy," Statutory Compensation of each Employee for purposes of the Plan shall not take into account any amount in excess of $200,000 for Plan Years after 1988 and before 1994, or any amount in excess of $150,000 for Plan Years after 1993 (each as adjusted for increases in the cost of living).

         (e) As of the first day of any Plan Year in which the Plan has become "top-heavy," the vesting schedule in Section 10(a)(2) shall be amended (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become "top-heavy") to read as follows:

                                               Nonforfeitable
                 Credited Service                Percentage
                 ----------------              --------------
                 Less than Two Years                 0%
                 Two Years                          20%
                 Three Years                        40%
                 Four Years                         60%
                 Five Years                         80%
                 Six Years or More                 100%

         If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has less than three years of Service shall thereafter be determined under the vesting schedule in Section 10(a)(2), instead of the vesting schedule in this Section 20(e), except that his nonforfeitable percentage shall not be reduced below the nonforfeitable percentage that he had at the time the Plan ceased to be "top-heavy." If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has three or more years of Service shall continue to be determined under the vesting schedule in this Section 20(e).

Section 21.  Governing Law.

         The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of California, to the extent such laws are not superseded by ERISA.

Section 22.  Execution.

         To record the adoption of this amendment and restatement of the Plan, the Holding Company has caused it to be executed on this 19th day of March, 1996.

                                               BAY COMMERCIAL SERVICES



                                               By  /s/ Richard M. Kahler
                                                  ----------------------------


                                               By  /s/ Randall D. Greenfield
                                                  ----------------------------